UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2002

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

000-21783	77-0142404
(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Mission College Blvd.
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On February 14, 2002, 8x8, Inc. issued a press release announcing that Bryan Martin had been named Chief Executive Officer of the Company and that Joe Parkinson, the former Chief Executive Officer, will remain as Chairman of 8x8's Board of Directors. The Company also announced a new Internet Protocol (IP) video initiative. A copy of the foregoing press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1    Press Release dated February 14, 2002, issued by 8x8, Inc.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2002

8X8, INC.

(Registrant)

By:	/s/ DAVID STOLL

David Stoll
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated February 14, 2002.